Exhibit 99.1

Cartesian Therapeutics Reports Third Quarter 2026 Financial Results and Provides Business Update
Phase 3 AURORA trial of Descartes-08 in myasthenia gravis (MG) advances towards data readout expected in 1Q27 and biologics license application (BLA) filing planned for mid-2027
Retreatment data for Descartes-08 in MG showed deep and durable responses, with a mean 6.6-point MG Activities of Daily Living (MG-ADL) reduction from baseline at Month 12 with no new safety signals
Phase 2 TRITON trial of Descartes-08 in myositis and Phase 1/2 HELIOS pediatric trial of Descartes-08 in juvenile dermatomyositis (JDM) continue to progress, with data from both trials expected in 1H27
In vivo CAR-T program, in partnership with WestGene BioPharma, continues to advance
Approximately $124.7 million cash, cash equivalents and restricted cash as of September 30, 2026, expected to support planned operations into 2028
Frederick, Md., November 5, 2026 (GLOBE NEWSWIRE) – Cartesian Therapeutics, Inc. (NASDAQ: RNAC) (“we”, the “Company” or “Cartesian”), a late clinical-stage biotechnology company pioneering cell therapy for autoimmune diseases, today reported financial results for the third quarter ended September 30, 2026, and outlined recent business updates.
“With Phase 3 AURORA data expected in the first quarter of 2027, our focus this quarter remains on execution, both in the clinic and in preparing the organization for a commercial launch,” said Carsten Brunn, Ph.D., President and Chief Executive Officer of Cartesian. “Ahead of our anticipated BLA submission in mid-2027, we have expanded our medical affairs and commercial teams to drive launch readiness. With larger teams on the ground now, we are excited by the opportunity to expand awareness of Descartes-08’s differentiation, particularly on the back of the retreatment data we presented in September which continued to demonstrate deep and durable responses with a consistent safety profile, all with outpatient administration and no preconditioning chemotherapy. We believe this profile has the potential to meaningfully change how MG is treated. Beyond MG, we look forward to data from our TRITON and HELIOS trials expected in 2027 as we work to bring Descartes-08 to more patients with autoimmune diseases.”

Pipeline Progress and Anticipated Milestones
•Phase 3 AURORA Trial of Descartes-08 in Participants with MG Advances Towards Expected Data Readout in 1Q27, with BLA Planned for Mid-2027. The randomized, double-blind, placebo-controlled Phase 3 AURORA trial is designed to assess Descartes-08, Cartesian’s autologous anti-B cell maturation antigen (BCMA) chimeric antigen receptor T-cell therapy (CAR-T) versus placebo (1:1 randomization) administered as six once-weekly outpatient infusions without preconditioning chemotherapy in approximately 100 patients with acetylcholine receptor autoantibody positive (AChR Ab+) MG. The primary endpoint will assess the proportion of Descartes-08 participants with an improvement in MG Activities of Daily Living (MG-ADL) score of three points or more at Month 4 compared to placebo.
•Announced Retreatment Data for Descartes-08 Highlights Deep and Durable Responses in Patients with MG. In September 2026, Cartesian presented additional retreatment data at the Myasthenia Gravis Foundation of America Scientific Session of the 2026 American Association of Neuromuscular and Electrodiagnostic Medicine Annual Meeting. The analysis included five patients with MG who completed a full course of Descartes-08 in the Phase 2 portion of the trial and whose symptoms returned after 12 months of follow-up. Patients were retreated a median of 16.6 months following completion of the initial course. At Month 12 following retreatment, patients achieved a mean MG-ADL reduction of 6.6 (±4.2) points from baseline. All five retreated patients experienced a clinically meaningful reduction across MG Composite (MGC) (≥3-point reduction) and MG-ADL scores (≥2-point reduction), and four of five patients maintained clinically meaningful MG-ADL reduction through Month 12. Consistent safety data observed to date supports potential retreatment of Descartes-08 following recurrence of MG symptoms, as clinical benefit was observed with no new safety signals.
•Phase 2 TRITON Trial in Myositis Remains on Track with Data from Subset of Patients Expected in 1H27 to Inform Path Forward to Pivotal Trial. The randomized, double-blind, placebo-controlled Phase 2 TRITON trial in myositis is designed to assess Descartes-08 versus placebo (1:1 randomization) administered as six weekly outpatient infusions without preconditioning chemotherapy in patients with moderate to severe multi-refractory dermatomyositis and antisynthetase syndrome. The primary endpoint is to assess the safety and efficacy of Descartes-08 compared to placebo added to standard of care in participants with myositis. The Company plans to evaluate a subset of patients from the trial to determine the potential path to a pivotal trial in myositis.

•Phase 1/2 HELIOS Pediatric Trial of Descartes-08 in Autoimmune Diseases, Including JDM, Continues to Progress with Data Expected in 1H27. Enrollment remains ongoing in the Phase 1/2 HELIOS pediatric trial of Descartes-08 in children and young adults with autoimmune diseases, including JDM. JDM is a rare pediatric autoimmune disorder marked by pathognomonic skin rash and muscle inflammation affecting multiple organ systems. The U.S. Food and Drug Administration (FDA) previously granted Rare Pediatric Disease Designation to Descartes-08 for the treatment of JDM.
•In Vivo CAR-T Program with WestGene Continues to Advance Through Preclinical Development with In Vitro Data Supporting WestGene’s tLNP Delivery Approach. Cartesian’s previously announced partnership with WestGene continues to progress through preclinical development. To date, in vitro testing has shown that WestGene’s targeted lipid nanoparticles (tLNPs) generated CAR-T cells in a dose-dependent manner, supporting the tLNP delivery approach. Upon completion of preclinical testing, Cartesian plans to move the program into clinical development.
Third Quarter 2026 Financial Results
•Cash, cash equivalents and restricted cash as of September 30, 2026 was $124.7 million, inclusive of the initial $50 million tranche of non-dilutive financing from K2 HealthVentures (K2HV) and $22.8 million raised year to date after commissions and expenses through the Company’s at the market offering program. The Company’s current cash resources on hand are expected to support planned operations, including completion of the ongoing Phase 3 AURORA trial, into 2028.
•Research and development expenses were $15.6 million for the three months ended September 30, 2026, compared to $13.8 million for the three months ended September 30, 2025. The increase was primarily a result of increased expenses associated with the ongoing Phase 3 AURORA trial, coupled with expenses for Descartes-08 in dermatomyositis, primarily related to the expense for the ongoing Phase 2 TRITON trial. This increase was partially offset by a decrease in expenses for early stage programs.
•General and administrative expenses were $9.4 million for the three months ended September 30, 2026, compared to $7.7 million for the three months ended September 30, 2025. The increase was primarily the result of higher professional and consulting fees and employee-related expenses.
•Net loss was $11.5 million, or $0.38 net loss per share allocable to common stockholders (basic), for the three months ended September 30, 2026, compared to net loss of $35.9 million, or $1.38 net loss per share allocable to common stockholders (basic), for the three months ended September 30, 2025.
About Descartes-08
Descartes-08, Cartesian’s lead cell therapy candidate, is an autologous CAR-T product targeting BCMA in clinical development for generalized MG and myositis, specifically dermatomyositis and antisynthetase syndrome. In contrast to conventional DNA-based CAR T-cell therapies, Cartesian’s CAR-T administration is designed to not require preconditioning chemotherapy, can be administered in the outpatient setting, and does not carry the risk of genomic integration associated with cancerous transformation. Descartes-08 has been granted Orphan Drug Designation and Regenerative Medicine Advanced Therapy Designation by the U.S. Food and Drug Administration for the treatment of MG, and Rare Pediatric Disease Designation for the treatment of JDM.
About Cartesian Therapeutics
Cartesian Therapeutics is a late clinical-stage company pioneering cell therapy for the treatment of autoimmune diseases. The Company’s lead asset, Descartes-08, is a CAR-T in Phase 3 clinical development for patients with generalized myasthenia gravis, Phase 2 clinical development in myositis, specifically dermatomyositis and antisynthetase syndrome, and in Phase 1/2 clinical development for pediatric autoimmune diseases, including juvenile dermatomyositis. For more information, please visit www.cartesiantherapeutics.com or follow the Company on LinkedIn or X.
Forward Looking Statements
Any statements in this press release about the future expectations, plans and prospects of the Company, including without limitation, statements regarding the Company’s expected cash resources and cash runway, the availability and use of funds under the Company’s credit facility with K2HV, statements regarding the partnership and strategic licensing agreement between the Company and WestGene and the ability of the Company and WestGene to develop therapies, treat disease, extend mRNA payloads into in vivo delivery, the integration and complementary nature of the Company’s product candidates and WestGene’s lipid nanoparticles platform, the speed and efficiency of the development pathway for collaboration products between the Company and WestGene, the ability of the Company and its partnership with WestGene to generate clinical proof-of-concept data across multiple programs in several disease states, the ability of the Company and its partnership with WestGene to advance multiple internally developed next-generation anti-BCMA CAR constructs and a BCMA-directed TCE and the speed at which these constructs and

TCE are developed, the ability of the Company’s product candidates to be administered in an outpatient setting or without the need for preconditioning lymphodepleting chemotherapy, the potential of Descartes-08, or any of the Company’s other product candidates to treat MG, juvenile MG, myositis, JDM, or any other disease, the anticipated timing or the outcome of ongoing and planned clinical trials, studies and data readouts, including the ongoing Phase 3 AURORA trial of Descartes-08 in MG, the ongoing Phase 2 TRITON trial of Descartes-08 in myositis, and the ongoing Phase 1/2 HELIOS pediatric trial of Descartes-08 in autoimmune diseases, including JDM, the anticipated timing or the outcome of the FDA’s review of the Company’s regulatory filings, including the number of trials that may be necessary in order to obtain marketing approval, the Company’s ability to conduct its clinical trials and preclinical studies, the timing or making of any regulatory filings, the anticipated timing or outcome of selection of developmental product candidates, the ability of the Company to enter into and maintain potential collaborations or partnerships, the novelty of treatment paradigms that the Company is able to develop, the potential of any therapies developed by the Company to fulfill unmet medical needs, and enrollment in the Company’s clinical trials and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “hypothesize,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, the following: the uncertainties inherent in the initiation, completion and cost of clinical trials including proof of concept trials, including uncertain outcomes, the availability and timing of data from ongoing and future clinical trials and the results of such trials, whether preliminary results from a particular clinical trial will be predictive of the final results of that trial and whether results of early clinical trials will be indicative of the results of later clinical trials, the ability to predict results of studies performed on human beings based on results of studies performed on non-human subjects, the unproven approach of the Company’s technology, potential delays in enrollment of patients, undesirable side effects of the Company’s product candidates, political uncertainty, the Company’s reliance on third parties to conduct its clinical trials, the Company’s inability to maintain its existing or future collaborations, licenses or contractual relationships, its inability to protect its proprietary technology and intellectual property, potential delays in regulatory approvals, the availability of funding sufficient for its foreseeable and unforeseeable operating expenses and capital expenditure requirements, the Company’s recurring losses from operations and negative cash flows, substantial fluctuation in the price of the Company’s common stock, risks related to geopolitical conflicts, pandemics, and macroeconomic impacts, and other important factors discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, and in other filings that the Company makes with the Securities and Exchange Commission. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company specifically disclaims any intention to update any forward-looking statements included in this press release, except as required by law.

Cartesian Therapeutics, Inc. and Subsidiaries
Consolidated Balance Sheets
(Amounts in thousands, except share data and par value)

	September 30,	December 31,
	2026	2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$122,975	$125,139
Accounts receivable	52	1,115
Prepaid expenses and other current assets	8,471	3,022
Total current assets	131,498	129,276

Property and equipment, net	10,731	12,185
Right-of-use assets, net	4,879	5,601
In-process research and development asset	93,900	93,900
Goodwill	48,163	48,163
Long-term restricted cash	1,735	1,735
Long-term prepaid expenses and other assets	3,399	5,551
Total assets	$294,305	$296,411

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$105	$1,288
Accrued expenses and other current liabilities	11,383	9,498
Lease liabilities	4,210	4,151
Total current liabilities	15,698	14,937

Lease liabilities, net of current portion	5,906	8,525
Warrant liability, net of current portion	—	141
Long-term debt, net	50,220	—
Contingent value rights liability	346,000	392,100
Deferred tax liabilities, net	6,948	6,948
Total liabilities	424,772	422,651

Stockholders’ deficit:
Series A Preferred Stock, $0.0001 par value; 112,164.533 and 134,904.563 shares authorized as of September 30, 2026 and December 31, 2025, respectively; 98,050.372 and 120,790.402 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	—	—
Series B Preferred Stock, $0.0001 par value; 437,927 shares authorized as of September 30, 2026 and December 31, 2025; 437,927 shares issued and outstanding as of September 30, 2026 and December 31, 2025	—	—
Preferred stock, $0.0001 par value; 9,449,908.467 and 9,427,168.437 shares authorized as of September 30, 2026 and December 31, 2025, respectively; no shares issued and outstanding as of September 30, 2026 and December 31, 2025	—	—
Common stock, $0.0001 par value; 350,000,000 shares authorized as of September 30, 2026 and December 31, 2025; 30,487,384 and 26,011,106 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	3	3
Additional paid-in capital	731,409	700,706
Accumulated deficit	(857,258)	(822,373)
Accumulated other comprehensive loss	(4,621)	(4,576)
Total stockholders’ deficit	(130,467)	(126,240)
Total liabilities and stockholders’ deficit	$294,305	$296,411

Cartesian Therapeutics, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Loss
(unaudited, amounts in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues:
Collaboration and license	$—	$—	$—	$400
Grant	—	452	78	1,450
Total revenues	—	452	78	1,850

Operating expenses:
Research and development	15,623	13,802	55,517	43,345
General and administrative	9,378	7,716	25,216	23,271
Total operating expenses	25,001	21,518	80,733	66,616

Operating loss	(25,001)	(21,066)	(80,655)	(64,766)

Other income (expense):
Interest income	1,202	1,548	3,331	5,311
Interest expense	(1,991)	—	(2,843)	—
Gain on change in fair value of warrant liability	164	516	140	2,988
Gain (loss) on change in fair value of derivative liability	3,340	—	(1,195)	—
Gain (loss) on change in fair value of CVR liability	10,700	(16,900)	46,100	18,746
Other income (expense), net	114	—	237	(5)
Total other income (expense), net	13,529	(14,836)	45,770	27,040

Net loss	$(11,472)	$(35,902)	$(34,885)	$(37,726)

Other comprehensive (loss) income:
Foreign currency translation adjustment	(13)	(10)	(45)	34
Total comprehensive loss	$(11,485)	$(35,912)	$(34,930)	$(37,692)

Net loss	$(11,472)	$(35,902)	(34,885)	(37,726)

Net loss per share allocable to common stockholders:
Basic and diluted	$(0.38)	$(1.38)	$(1.21)	$(1.45)
Weighted-average common shares outstanding:
Basic and diluted	30,309,295	26,002,892	28,894,967	25,962,302

Investor Contact
Megan LeDuc
Associate Director of Investor Relations
megan.leduc@cartesiantx.com

Media Contact
David Rosen
Argot Partners
david.rosen@argotpartners.com